EXHIBIT 99.1

15 West 6th Street, Suite 900 · Tulsa, Oklahoma 74119 · (918) 513-4570 · Fax: (918) 513-4571
www.laredopetro.com
Laredo Petroleum Schedules Third-Quarter 2019 Earnings Release and Conference Call
TULSA, OK - October 9, 2019 - Laredo Petroleum, Inc. (NYSE: LPI) ("Laredo" or the "Company") will report third-quarter 2019 financial and operating results after the market close on Tuesday, November 5, 2019, and will host a conference call on Wednesday, November 6, 2019, at 7:30 a.m. CT to discuss the results.
To participate on the call, dial 877.930.8286 (international dial-in 253.336.8309), using conference code 8493537 or listen to the call via the Company's website at www.laredopetro.com, under the tab for "Investor Relations." A telephonic replay will be available approximately two hours after the call on November 6, 2019 through Wednesday, November 13, 2019. Participants may access this replay by dialing 855.859.2056, using conference code 8493537.
About Laredo
Laredo Petroleum, Inc. is an independent energy company with headquarters in Tulsa, Oklahoma. Laredo's business strategy is focused on the acquisition, exploration and development of oil and natural gas properties, and midstream and marketing services, primarily in the Permian Basin of West Texas.
Additional information about Laredo may be found on its website at www.laredopetro.com.

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Contacts:
Ron Hagood: (918) 858-5504 - RHagood@laredopetro.com